EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Verizon Wireless Inc. on Form S-1 of our joint report dated August 22, 2000 on the balance sheet of Verizon Wireless Inc. as of August 18, 2000, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
New York, New York

August 22, 2000